UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 placeCityWASHINGTON, StateD.C. PostalCode20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 20, 2012


                              ALVERON ENERGY CORP.
                    ----------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                     000-50493               98-0412431
----------------------------    ---------------------     -------------------
(State or other jurisdiction    (Commission File No.)     (IRS Employer
of incorporation)                                          Identification No.)


                            100-224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                  --------------------------------------------
          (Address of principal executive offices, including Zip Code)



             Registrant's telephone number, including area code: (403) 233-9239
                                                                 --------------


                                       N/A
                        -------------------------------
          (Former name or former address if changed since last report)



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Item 5.07. Submission of Matters to a Vote of Securities Holders.

     A special meeting of Alveron's shareholders was held on June 20, 2012.

     At the meeting, the following were ratified by the shareholders:

     (1) an amendment to the Company's Certificate of Incorporation to change the name of the Company to Safebrain Systems, Inc. and

     (2) an amendment to the Company's Certificate of Incorporation such that the Company would be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, and to make other technical changes to the Certificate of Incorporation.

     A copy of the amendments to the Certificate of Incorporation is attached.

     The following is a tabulation of votes cast with respect to these proposals:

                             Votes
                  -----------------------------               Broker
    Proposal      For        Against    Abstain             Non-Votes

      1.      36,849,000       -          -                    -
      2.      36,849,000       -          -                    -

Item 9.01. Exhibits.

Exhibit        Description of
Number           Document
------           --------
3(i)           Certificate of Incorporation as Amended

                                       2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 21, 2012                      ALVERON ENERGY CORP.



                                    By: /s/ Michael Scott
                                        --------------------------------------
                                        Michael Scott, Chief Executive Officer

                                       3

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